SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )


Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|  Preliminary Proxy Statement
|_| Confidential. For use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|X|  Definitive Proxy Statement
|_|  Definitive Additional Materials
|_|  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                   HEARx Ltd.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X| No fee required.

|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

|_| Fee paid previously with preliminary materials:

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

                                   HEARX LTD.
                             1250 NORTHPOINT PARKWAY
                         WEST PALM BEACH, FLORIDA 33407

                                    NOTICE OF

                         ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 22, 1997

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of HEARx Ltd., a Delaware corporation ("Company"), will be held at the HEARx Center, 9960 N. Central Park Boulevard, Third Floor, Boca Raton, Florida 33428, on May 22, 1997, at 2:00 P.M. Eastern Time, to consider and act upon:

     1. The election of five directors of the Company, each to hold office until the next Annual Meeting of Stockholders and thereafter until his successor is duly elected and qualified, or as otherwise provided by the Bylaws or statute;

     2. The ratification of the selection of BDO Seidman LLP as the Company's independent certified public accountants for its fiscal year ending December 26, 1997; and

     3. The transaction of such other business as may properly come before the meeting.

The close of business on March 28, 1997, has been fixed as the record date for the determination of stockholders who are entitled to notice of, and to vote at, the meeting. The voting rights of the stockholders are described in the Proxy Statement.

                                        By order of the Board of Directors,

                                        Tommy E. Kee
                                        Vice President,
                                        Secretary and Treasurer

April 15, 1997

PLEASE SPECIFY YOUR CHOICES, SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING SO THAT YOUR SHARES WILL BE REPRESENTED AT THE MEETING.

                                   HEARx LTD.
                             1250 Northpoint Parkway
                         West Palm Beach, Florida 33407

                                 PROXY STATEMENT
                                       for
                         ANNUAL MEETING OF STOCKHOLDERS

                           To Be held on May 22, 1997

     This Proxy Statement, with the accompanying proxy card, is being mailed or given to stockholders commencing on or about April 15, 1997, in connection with the solicitation of proxies by the Board of Directors of HEARx Ltd. ("Company") to be used at the Annual Meeting of Stockholders of the Company to be held at the HEARx Center, 9960 N. Central Park Boulevard, Third Floor, Boca Raton, Florida, on Thursday, May 22, 1997, at 2:00 P.M. Eastern Time and at any adjournment or adjournments thereof.

PROXY PROCEDURE

     If the enclosed proxy card is properly executed and returned prior to the meeting, the shares represented thereby will be voted in accordance with the stockholder's directions or, if no directions are indicated, the shares will be voted in accordance with the recommendations of the Board of Directors as specified in this Proxy Statement. The Board of Directors does not know of any other business to be brought before the meeting, but it is intended that, as to any such other business, a vote may be cast pursuant to the proxy in accordance with the judgment of the person or persons acting thereunder. Any stockholder executing a proxy may revoke that proxy at any time prior to the voting thereof either by delivering written notice to the Secretary of the Company or by voting in person at the meeting.

PROXY SOLICITATION

     All costs of the solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by the use of the mails, the Company may utilize the services of some of the officers and regular employees of the Company (who will receive no compensation therefor in addition to their regular salaries) to solicit proxies personally and by telephone. The Company will request banks, brokers, custodians, nominees and fiduciaries to forward copies of the proxy solicitation materials to beneficial owners of shares held of record and to request authority for the execution of proxies. The Company will reimburse such persons or entities for their expenses in so doing.

VOTING AT MEETING

     Holders of record of shares of Common Stock, par value $.10 per share ("Common Stock"), as of the close of business on March 28, 1997, are entitled to notice of, and to vote at, the meeting. As of that date the holders of the shares of Common Stock were entitled to a total of 84,371,783 votes. The holders of a majority of the shares of Common Stock issued and outstanding as of the close of business on March 28, 1997, will constitute a quorum at the meeting. The affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy at the meeting is required to approve each matter presented to the meeting.

     Under Section 216 of the Delaware General Corporation Law, any stockholder who abstains from voting on any particular matter described herein will be counted for purposes of determining a quorum. Shares of Common Stock represented by proxies which are marked "withhold authority" with respect to the election of one or more nominees for director and abstentions with respect to the other proposals have the same effect as if the shares represented thereby were voted against such nominee or nominees and against such other matters, respectively. Broker non-votes will be treated as not represented at the meeting as to any matter for which a non-vote is indicated on the broker's proxy.

     The Company's principal executive offices are located at 1250 Northpoint Parkway, West Palm Beach, Florida 33407.

                              ELECTION OF DIRECTORS
                                 PROPOSAL NO. 1

     Five directors of the Company are to be elected at the meeting, each to hold office until the next Annual Meeting of Stockholders and until his successor is elected and qualified, or as otherwise provided by the Company's By-Laws or by statute.

     The Board of Directors has nominated the five persons hereinafter named for election as directors, all of whom are presently serving as such. Mr. Hansbrough was appointed to the Board by the Board of Directors in February, 1997. All other members of the Board have been previously elected as directors by the Company's stockholders. It is intended that the shares represented by the enclosed proxy will be voted for the election of these five nominees (unless such authority is withheld by a stockholder). In the event that any of the nominees should become unable or unwilling to serve as a director (which is not anticipated), it is intended that the proxy will be voted for the election of such person or persons, if any, as shall be designated by the Board of Directors.

     The nominees for election as directors are:

                                    Director             Position with
         Names and Ages               Since               the Company
----------------------------------  --------  ----------------------------------

Paul A. Brown, M.D.                   1986    Chairman of the Board and
     (59)                                     Chief Executive Officer

Stephen J. Hansbrough                 1997    President, Chief Operating
     (50)                                     Officer and Director

Thomas W. Archibald                   1993    Director
     (59)

Fred N. Gerard, Esq.                  1986    Director
     (67)

David J. McLachlan                    1986    Director
     (58)

     Paul A. Brown, M.D., holds an A.B. from Harvard College and an M.D. from Tufts University School of Medicine. From 1970 to 1984, Dr. Brown was Chairman of the Board of MetPath Inc., a New Jersey-based corporation offering a full range of clinical laboratory services to physicians and hospitals, which he founded in 1967 while a resident in pathology at Columbia Presbyterian Medical Center in New York City. MetPath developed into the largest clinical lab in the world with over 3,000 employees and was listed on the American Stock Exchange prior to being sold to Corning in 1982 for $140 million. Dr. Brown is the past Chairman of the Board of Overseers of Tufts University School of Medicine as well as an emeritus member of the Board of Trustees of Tufts University, a member of the Visiting Committee of the Boston University School of Medicine and a part-time lecturer in pathology at Columbia University of Physicians and Surgeons. Dr. Brown has also served as a member of the Board of Directors of UroCor, Inc. since 1988.

     Stephen J. Hansbrough, President, Chief Operating Officer and Director joined the Company in December 1993. Mr. Hansbrough has an extensive background in the retail arena. He served as Chairman and Chief Executive Officer of Dart Drug Stores until 1988. Subsequently and prior to joining the Company, he was an independent consultant specializing in turn-around and start-up operations primarily in the retail field.

     Thomas W. Archibald attended the London School of Economics and received a B.A. degree in economics from Denison University and a Juris Doctor degree from the Ohio State University of Law School. He retired from The Bank of New York in 1995 where he served as Executive Vice President of the Personal Trust Sector. He had held that position at Irving Trust Company when it merged with The Bank of New York in 1988. Mr. Archibald is a past Director of Group Health Incorporated, the only not-for-profit health insurance carrier chartered to operate throughout New York State.

     Fred N. Gerard holds an A.B. Degree from the City University of New York and an LL.B. Degree from Columbia Law School. He has been counsel since November 1992 to Bryan Cave LLP in that firm's Phoenix office. Previously during 1991 and 1992, he was with the law firms of Scult, Lazarus, French, Zwillinger and Smock; and Gallagher & Kennedy, Phoenix, Arizona. He is a member of the Board of Directors of Bowmar Instrument Corporation.

     David J. McLachlan holds an A.B. Degree in engineering from Harvard College and an M.B.A. Degree from Harvard Graduate School of Business Administration. He has been the Executive Vice President of Genzyme Company since December 1989. Prior to that he was the Vice President, Treasurer and Chief Financial Officer of Adams-Russell Co., Inc., which owned and operated CATV systems and Adams-Russell Electronics, Inc., which was a defense electronics manufacturer.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF ALL THE ABOVE-NAMED NOMINEES AS DIRECTORS OF THE COMPANY.

DIRECTORS' COMPENSATION, MEETING ATTENDANCE AND COMMITTEES

     The Board of Directors received no cash compensation during the fiscal year ended December 27, 1996, and will not receive any such compensation during the current fiscal year. The Company does reimburse out-of-pocket expenses for attendance at meetings.

     Each non-management director (i.e., Messrs. Archibald, Gerard and McLachlan) received on June 14, 1996, pursuant to the Company's stockholder approved Non-Qualified Stock Option Plan for Non-Employee Directors, an option to acquire 15,000 shares of Common Stock at a price of $5.875 per share (the then fair market value of such shares). These options are for a period of ten years and vested immediately. Under that Plan each non-employee director elected at the 1997 Annual Meeting will be entitled to options for 15,000 shares at their then fair value. There were seven meetings of the Board of Directors during the fiscal year ended December 27, 1996. Each of the incumbent directors attended at least 75% of the meetings of the Board of Directors, and of the meetings of the committee on which they serve, held while they were on the Board and such committee in the year ended December 27, 1996.

     The standing committee of the Board of Directors is the Audit Committee. The Board has not appointed a nominating committee or a compensation committee.

     Messrs. Archibald, Gerard and McLachlan are members of the Audit Committee. The functions of the Audit Committee are to review the adequacy of systems and procedures for preparing the financial statements of the Company as well as the suitability of internal financial controls, and to review and approve the scope and performance of the independent auditors' work. The Audit Committee met once during the fiscal year ended December 27, 1996.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own beneficially more than ten percent of any class of equity security of the Company to file with the Securities and Exchange Commission initial reports of such ownership and reports of changes in such ownership. Officers, directors and such beneficial owners are required by Securities and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company, during the fiscal year ended December 27, 1996, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten-percent beneficial owners were complied with except as follows: Paul A. Brown filed three late reports, one relating to the sale of 40,000 shares that was filed on March 11, 1996, one relating to the sale of 60,000 shares that was filed on April 15, 1996 and one relating to the sale of 20,000 shares that was filed on September 16, 1996; and Stephen J. Hansbrough filed two late reports, one relating to the sale of 10,000 shares that was filed on April 15, 1996 and one relating to an exercise of 50,000 stock options that was filed on September 16, 1996.

EXECUTIVE OFFICERS

     The following table sets forth certain information with respect to the executive officers of the Company. These officers have been elected to terms which will expire at the next annual meeting of the Board and until their successors are elected and qualified.

                            Officer
Name                   Age   Since                     Titles
---------------------  ---  -------  -------------------------------------------

Paul A. Brown, M.D.    59     1986   Chairman of the Board and
                                     Chief Executive Officer

Stephen J. Hansbrough  50     1993   President, Chief Operating
                                     Officer and Director

James W. Peklenk       51     1996   Vice President - Finance
                                     Chief Financial Officer

     Biographical information relating to Dr. Brown and Mr. Hansbrough follows the table listing nominees for election as directors.

     James W. Peklenk, Vice President - Finance and Chief Financial Officer, joined the Company in November 1995 as Controller and became Vice President - Finance/CFO in June 1996. He has a B.S. in Accounting from the University of Louisville. Prior to joining HEARx, from 1991 Mr. Peklenk was Vice President, Finance/CFO for Shooters International, Inc., an international restaurant operator and franchisor of Shooters Waterfront Cafes. Prior to 1991, Mr. Peklenk was Director of Internal Audit for Chi-Chi's Mexican Restaurants, a $500M restaurant operator (300 units) and franchisor. Prior to 1983, Mr. Peklenk was an Audit Partner with the international CPA firm of Grant Thornton.

EXECUTIVE COMPENSATION

     The following table sets forth the annual and long-term compensation for services rendered in all capacities to the Company and its subsidiaries during the 1996, 1995 and 1994 fiscal years, of those persons who were at fiscal year-end 1996 (i) the chief executive Officer and (ii) the other executive officers whose salary and bonus exceeded $100,000 (these three persons are hereafter referred to as the "Named Executive Officers"):

================================================================================
                           SUMMARY COMPENSATION TABLE
================================================================================
                                                          Options/    All Other
Name and                        Year   Salary    Bonus      SARs    Compensation
Principal Position                       ($)      ($)      (#)(1)        ($)
------------------------------  ----  --------  -------  ---------  ------------

Paul A. Brown, M.D. (2)         1996  $100,000      -0-        -0-          -0-
  Chairman and Chief            1995       -0-      -0-        -0-          -0-
  Executive Officer             1994       -0-      -0-        -0-          -0-

Stephen J. Hansbrough           1996  $151,462  $18,510    175,000          -0-
  President and Chief           1995   124,000   62,000  1,100,000          -0-
  Operating Officer             1994   100,000      -0-    700,000          -0-

James W. Peklenk                1996  $ 83,846  $20,000    125,000          -0-
  Vice President - Finance      1995       N/A      N/A        N/A          N/A
  Chief Financial Officer       1994       N/A      N/A        N/A          N/A

---------------

(1) The Company did not award any SARs during the three fiscal years.
(2) Dr. Brown began receiving an annual salary of $200,000 beginning
    July 1, 1996.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information with respect to the grants of options to the Named Executive Officers to purchase Common Stock during the fiscal year ended December 27, 1996:

==================================================================================================
                        OPTION GRANTS IN LAST FISCAL YEAR
==================================================================================================
                                    Individual Grants                Potential Realizable Value at
                                                                        Assumed Annual Rates of
                                                                       Stock Price Appreciation
                                                                            For Option Term
                       --------------------------------------------  -----------------------------
Name                   Options   Percent of    Exercise  Expiration       5%              10%
                         SARs   Total Options    Price      Date
                       Granted   Granted to
                         (#)      Employees
                         (1)      in Fiscal
                                    Year
---------------------  -------  -------------  --------  ----------  -------------  --------------

Paul A. Brown, M.D.        -0-       N/A            ---         ---            ---             ---

Stephen J. Hansbrough  175,000       10%        $ 2.875     10/1/06       $528,281        $553,438

James W. Peklenk        15,000        7%        $ 1.49      1/18/06       $ 23,468        $ 24,585
                       110,000                  $ 2.875     10/1/06        332,063         347,875
                       -------                                        ------------  --------------
                       125,000                                            $355,531        $372,460
                       =======                                        ============  ==============
--------------------------------------------------------------------------------------------------

(1) The Company did not award any SARs during the fiscal year.
==================================================================================================

OPTION EXERCISES AND AGGREGATED FISCAL YEAR END OPTION VALUES

     The following table sets forth information with respect to stock option exercises, unexpired options to purchase shares of the Company's Common Stock and the value of such unexercised options granted in fiscal years prior to 1996 and held by the Named Executive Officers as of the end of fiscal 1996:

=============================================================================================================
                        OPTION EXERCISE AND AGGREGATED FISCAL YEAR-END OPTION VALUES
=============================================================================================================
                           Shares Acquired     Value       Number of Unexercised      Value of Unexercised
                             on Exercise     Realized           Options at                In-the-Money
                                 (#)            ($)          Fiscal Year-End               Options at
                                                                    (#)                  Fiscal Year-End
                                                                                               ($)
                           ---------------  -----------  -------------------------  -------------------------
Name & Principal Position                                Exercisable/Unexercisable  Exercisable/Unexercisable
-------------------------                                -------------------------  -------------------------

Paul A. Brown, M.D.                    -0-          -0-        100,000/ -0-               $106,250 / -0-
  Chairman and Chief
  Executive Officer

Stephen J. Hansbrough               70,000     $194,594      505,000/1,412,500        $1,135,031/ $2,736,765
  President, Chief
  Operating Officer and
  Director

James W. Peklenk                       -0-          -0-        12,500/162,500            $27,844/$127,744
  Vice President - Finance
  Chief Financial Officer

------------------------------------------------------------------------------------------------------------

REPORT OF THE BOARD OF DIRECTORS ON COMPENSATION

     Compensation decisions are made by the full Board of Directors. In addition to base salary, compensation for the Company's executive officers may include bonuses, stock options pursuant to the Company's stock option plan and otherwise and stock grants pursuant to the Company's stock bonus plan. It is the intention of the Board of Directors to use salary and bonuses as compensation for current and past performance, while using stock options and restricted stock grants to provide incentives for superior long-term performance.

     The Board of Directors does not use any formulae or other objective criteria to establish compensation for its executive officers. Instead, the decisions are based on subjective performance evaluations and, with respect to executive officers other than Dr. Brown, the Company's Chief Executive Officer, the salary and bonus recommendations of Dr. Brown. In consideration of the Company's financial position, in 1993 Dr. Brown determined to waive payment of any cash compensation to him until the Company could achieve two successive quarters of profitability. Based on advice from the Company's former independent auditors to remedy an unintended adverse financial consequence to the Company of Dr. Brown's salary waiver, the Company granted Dr. Brown an option in fiscal 1993 to purchase 100,000 shares of the Company's Common Stock at a purchase price of $2.00 per share. No options were granted to Dr. Brown in fiscal 1994, 1995 or 1996. In 1996, however, in light of the improved financial position of the Company as a result of the successful completion of the combined $30 million private placement of the Company's securities and the fourteen additional contracts that were signed with health care providers in 1996, the Board of Directors determined to reinstate Dr. Brown's cash compensation at an annual rate of $200,000. Dr. Brown's cash compensation for 1996 was therefore $100,000. The Board of Directors believes that cash compensation of Dr. Brown is now appropriate.

                                    BOARD OF DIRECTORS
                                    Paul A. Brown, M.D. Chairman
                                    Stephen J. Hansbrough
                                    Thomas W. Archibald
                                    Fred N. Gerard, Esq.
                                    David J. McLachlan


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Dr. Brown is the Chairman of the Board of Directors and the Company's Chief Executive Officer. Mr. Hansbrough is the President and Chief Operating Officer of the Company. The other members of the Board of Directors are not employees or former employees of the Company.

COMMON STOCK PERFORMANCE

     As part of the executive compensation information presented in this Proxy Statement, the Securities and Exchange Commission requires a five-year comparison of stock performance for the Company with stock performance of other companies. The closing price of the Common Stock at December 27, 1996 was $3.0625 per share. The Common Stock has been traded on the American Stock Exchange since March 15, 1996. Prior thereto, the Common stock was traded on the over-the-counter market with prices being reported by the National Association of Securities Dealers, Inc., OTC Bulletin Board Service. The stock performance graph used by the Company last year compared the cumulative total return of the Company's Common Stock with the Nasdaq Stock Market-US Index and the Nasdaq Non-Financial Index. In light of the Company's listing on the American Stock Exchange beginning in March of 1996, the Company believes a change in the comparison indexes is necessary. Accordingly, the Company has selected as appropriate each of the AMEX Market Value Index and the Hambrecht & Quist Healthcare (excluding biotechnology) Index. The graph below reflects all comparison indexes (both those used last year and the ones now appropriate in light of the American Stock Exchange listing). The following chart depicts a comparison of five-year cumulative total returns for each of the Company, the NASDAQ Stock Market - US Index, the AMEX Market Value Index, NASDAQ Non-Financial Index and the Hambrecht and Quist Healthcare Index, excluding biotechnology.


                COMPARISON OF FIVE YEARS CUMULATIVE TOTAL RETURN*
          AMONG HEARX LTD., THE NASDAQ STOCK MARKET-US INDEX, THE AMEX
           MARKET VALUE INDEX, THE NASDAQ NON-FINANCIAL INDEX AND THE
          HAMBRECHT AND QUIST HEALTHCARE INDEX, EXCLUDING BIOTECHNOLOGY

                        [PERFORMANCE GRAPH APPEARS HERE]

                                                Cumulative Total Return
                                        ----------------------------------------
                                        12/91  12/92  12/93  12/94  12/95  12/96
                                        -----  -----  -----  -----  -----  -----

HEARx Ltd.                                100     93     67     73    137    300
Nasdaq Sotck Market -- US                 100    116    134    131    185    227
AMEX Market Value                         100    101    121    110    139    148
Nasdaq Non-Financial                      100    109    126    121    169    206
Hambrecht & Quist Healthcare --
  Excluding Biotechnology                 100     84     60     64    107    119

RELATED PARTY TRANSACTIONS

     In January, 1996, a payment of $100,000 was made to the principal stockholder/officer on the $270,000 advanced by him to the Company during 1995. The remaining $170,000 of the advance plus $63,000 of accrued interest were converted into a three-year note payable bearing interest at prime plus 3%. In January, 1996, cumulative dividends of $214,666 associated with the conversion of the Series C Preferred Stock were converted into a promissory note payable to the principal stockholder/officer. In addition, the principal stockholder/officer held a note payable of the Company in the amount of $1,675,000 which was subordinated to all other indebtedness of the Company. The interest rate was prime plus 3%. During August, 1996, each of the three notes payable to the principal stockholder/officer was paid in full. At December 27, 1996 the Company had no other amounts due to the principal stockholder/officer.

     Pursuant to a series of agreements, the first of which was executed in October, 1991, between the Company and Minnesota Mining and Manufacturing Company ("3M"), 3M acquired from the Company or obtained options to acquire from the Company a total of seven series of Senior Preferred Stock, par value $1.00 per share, at varying purchase prices. The Company also entered into a number of different arrangements with 3M pursuant to which the Company became an authorized distributor of hearing aids manufactured by 3M. This arrangement terminated as a result of the divestiture by 3M of its hearing aid operation.

     The terms of each series of Senior Preferred Stock subscribed for or optioned to 3M provided that upon the listing of the Common Stock on the American Stock Exchange, the outstanding Senior Preferred Stock and the right to acquire shares of Senior Preferred Stock would be automatically converted into shares of Common Stock and the right to acquire shares of Common Stock, respectively. Accordingly, on March 15, 1996, when the Common Stock was listed on the American Stock Exchange, 3M's holdings of Senior Preferred Stock were automatically converted into 8,882,400 shares of Common Stock. 3M continues to have options to acquire 1,900,000 shares of Common Stock. At the end of fiscal 1995, the Company was indebted to 3M in the approximate amount of $808,000 for trade payables incurred by the Company through its purchases from 3M. During 1996, the Company paid all of the $808,000 indebtedness.

     Fred N. Gerard, who has served as a Director of the Company since 1986, is counsel in Bryan Cave LLP, a law firm retained by the Company in 1996 and which the Company intends to retain in 1997.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth, as of March 28, 1997, the names of all persons known by the Company to be the beneficial owners of more than five percent of the Common Stock. On March 28, 1997, there were 84,371,783 shares of Common Stock issued and outstanding.

                                                 Amount and Nature     Percent
  Title           Name and Address of              of Beneficial          of
  Class             Beneficial Owner                 Ownership          Class
--------  -----------------------------------  ---------------------  ----------

Common    Minnesota Mining and                      10,782 400 (1)      12.5%
Stock     Manufacturing Company
          3M Center
          St. Paul, MN  55144

Common    Paul A. Brown, M.D.                       11,924,317 (2)      14.1%
Stock     1250 Northpoint Parkway
          West Palm Beach, FL  33407

---------------

(1) Includes 1,900,000 shares of Common Stock subject to options and warrants, all of which are presently exercisable.

(2) Includes 100,000 shares of Common Stock subject to non-qualified options, all of which are currently exercisable.


SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth, as of March 28, 1997, the number of shares of Common Stock owned beneficially by each director, each Named Executive Officer and by all directors and executive officers as a group.

                               Amount and Nature of              Percent of
Name                         Beneficial Ownership (1)              Class
-----------------------  --------------------------------  ---------------------

Paul A. Brown, M.D.                11,924,317 (2)                   14.1%
Stephen J. Hansbrough                 685,363 (3)                     (9)
James W. Peklenk                       16,350 (4)                     (9)
Fred N. Gerard, Esq.                  155,000 (5)                     (9)

                                                                     (Continued)

                               Amount and Nature of              Percent of
Name                         Beneficial Ownership (1)              Class
-----------------------  --------------------------------  ---------------------

David J. McLachlan                    385,459 (6)                     (9)
Thomas W. Archibald                   246,700 (7)                     (9)
All directors and
  executive officers
  as a group (6 persons)           13,413,189 (8)                   15.7%

---------------

(1) The named individuals have both sole investment power and sole voting power with respect to all securities listed as beneficially owned by them.

(2) See footnote (2) to the preceding table.

(3) Includes 530,000 employee stock options which are currently exercisable (or exercisable within 60 days).

(4) Includes 16,250 employee stock options which are currently exercisable (or exercisable within 60 days).

(5) Includes (i) 105,000 shares of Common Stock issuable upon the exercise of non-qualified options, all of which are currently exercisable, and (ii) 3,750 shares of Common Stock issuable upon the exercise of Common Stock purchase warrants, which warrants were purchased as part of a 1993 private placement.

(6) Includes (i) 105,000 shares of Common Stock issuable upon the exercise of non-qualified options, all of which are currently exercisable, and (ii) 30,000 shares of Common Stock issuable upon the exercise of Common Stock purchase warrants which warrants were purchased as part of a 1989 private placement.

(7) Includes (i) 60,000 shares of Common Stock issuable upon the exercise of non-qualified options, all of which are currently exercisable, and (ii) 37,500 shares of Common Stock issuable upon the exercise of warrants acquired as part of the 1994 private placement.

(8) Includes shares of Common Stock issuable upon the exercise of options and warrants which are currently exercisable or exercisable within 60 days.

(9) Does not exceed 1% of the class.

                      RATIFICATION OF SELECTION OF AUDITORS

                                 PROPOSAL NO. 2

     The Board of Directors has selected the accounting firm of BDO Seidman LLP as the Company's independent certified public accountants for its fiscal year ending December 26, 1997. BDO Seidman LLP has served as the Company's independent certified public accountants since the 1993 fiscal year. Stockholder ratification of the selection is not required under the laws of the State of Delaware, but the Board has nevertheless decided to ascertain the views of stockholders in this regard. If the selection of such firm is not ratified at the meeting, the Board will consider the selection of other auditors.

     One or more representatives of BDO Seidman LLP are expected to be present at the meeting and will have the opportunity to make a statement if they desire to do so. In addition, they will be available to respond to appropriate questions from stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF BDO SEIDMAN LLP AS THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR ITS FISCAL YEAR ENDED DECEMBER 26, 1997.

                                  OTHER MATTERS

     As of the date hereof, the Board of Directors know of no other matters which are likely to be presented for consideration at the meeting. However, in the event any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote said proxy in accordance with their best judgment.

                              STOCKHOLDER PROPOSALS

     All proposals of stockholders of the Company intended to be presented at the 1998 Annual Meeting of Stockholders must be received by the Company no later than December 16, 1997, in order to be included in the Company's Proxy Statement and form of proxy relating to that meeting.

                                         By Order of the Board of Directors,

                                         Tommy E. Kee
                                         Vice President,
                                         Secretary and Treasurer

April 15, 1997

     A copy of the Company's Annual Report on Form 10-K for its fiscal year ended December 27, 1996, filed with the Securities and Exchange Commission is available without charge to those stockholders who wish more detailed information concerning the Company. The exhibits to the Form 10-K will also be furnished to any stockholder who so requests and pays a fee equal to the Company's reasonable expenses in furnishing such exhibits. If you wish a copy of the Form 10-K, the exhibits or both, please write to Tommy E. Kee, Vice President, Secretary and Treasurer of the Company, at 1250 Northpoint Parkway, West Palm Beach, Florida 33407.

                                      ANNEX

                                 FORM OF PROXY

                                    [FRONT]

                                   HEARx LTD.

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                             for the Annual Meeting
                           To Be Held On May 22, 1997

     The undersigned stockholder(s) of HEARx Ltd. ("Company") hereby apoint(s) Paul A. Brown, M.D., Stephen J. Hansbrough and Tommy E. Kee, and each of them, proxies with full power to vote all shares which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at the HEARx Center, 9960 N. Central Park Boulevard, Third Floor, Boca Raton, Florida 33428, on Thursday, May 22, 1997, at 2:00 P.M., Eastern Time, and at any and all adjournments thereof, on the following matters:

                 PLEASE DATE, SIGN AND MAIL THIS PROXY PROMPTLY
                        IN THE ENCLOSED REPLY ENVELOPE.

                (Continued and to be SIGNED on the reverse side)

                                                                     SEE REVERSE
                                                                         SIDE

                                     [BACK]

[X] Please mark your votes as this example

1. The election of the following nominees as directors of the Company:

   [ ] FOR all nominees as a group
   [ ] WITHHOLD authority to vote for all nominees as a group

   Nominees:  Paul A. Brown, M.D.,
              Stephen J. Hansbrough,
              Thomas W. Archibald,
              Fred N. Gerard, Esq. and
              David J. McLachlan.

2. With respect to the ratification of the selection of the auditors referred to in the Proxy Statement.

   [ ] FOR     [ ] AGAINST     [ ] ABSTAIN

3. The transaction of such other business as may properly come before the meeting and any and all adjournments thereof.

   [ ] FOR     [ ] AGAINST     [ ] ABSTAIN

THE SHARES REPRESENTED HEREBY WILL BE VOTED IN ACCORDANCE WITH THE STOCKHOLDER'S DIRECTIONS HEREIN, BUT WHERE NO DIRECTIONS ARE INDICATED, SAID SHARES WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF THE NOMINEES LISTED ON REVERSE SIDE, FOR THE PROPOSAL TO INCREASE THE AUTHORIZED CAPITAL STOCK OF THE COMPANY, FOR THE RATIFICATION OF THE SELECTION OF THE AUDITORS, AND, IN THE DISCRETION OF THE PROXIES, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, ALL IN ACCORDANCE WITH THE COMPANY'S PROXY STATEMENT, RECEIPT OF WHICH IS HEREBY ACKNOWLEDGED.

Signature(s) of Stockholder(s)                           Date             , 1997
                              --------------------------     -------------

(Please sign exactly as your name(s) appear(s) hereon. Joint holders must each sign. Persons signing as executors, administrators, trustee, guardians, etc. will please so indicate when signing.)